Exhibit 99.1

FOR IMMEDIATE RELEASE

SUNOPTA ANNOUNCES THIRD QUARTER 2008 RESULTS
REVENUES INCREASE 41.2%

Toronto, Ontario, November 5, 2008 - SunOpta Inc. (SunOpta or the Company) (NASDAQ:STKL; TSX:SOY) today announced financial results for the third quarter ended September 30, 2008. All amounts are expressed in U.S. dollars.

For the three months ended September 30, 2008, the Company realized its 44th consecutive quarter of increased revenue growth versus the same quarter in the previous year. Revenues in the third quarter of 2008 increased by 41.2% to $287,747,000 as compared to $203,778,000 in the third quarter ("Q3") of 2007. Third quarter 2008 revenues in the SunOpta Food Group increased 41.3% to $257,833,000 versus $182,514,000 in Q3 2007, driven by internal growth of 20.7% and the impact of the acquisition of The Organic Corporation B.V. (Tradin Organics) in April 2008 which contributed revenues in the third quarter of approximately $37,649,000. Revenues in Opta Minerals Inc. increased 43.7% to $29,440,000 for the quarter and revenues in the SunOpta BioProcess Group decreased to $474,000 versus $779,000 in the third quarter of 2007. Consolidated internal revenue growth for the quarter was 21.4%.

Operating income for the third quarter was $9,434,000 as compared to $5,762,000 in Q3 2007, an increase of approximately 64%. Segment operating income1 within the SunOpta Food Group increased 9.7% to $5,598,000 and segment operating income in Opta Minerals Inc. increased 13.4% to $2,536,000. The SunOpta BioProcess segment incurred an operating loss of $1,541,000, largely driven by an increase in project costs and legal fees related to the ongoing Abener lawsuit. The Corporate segment had increased operating income of $3,608,000 over the same period in 2007 due to net foreign exchange gains in the amount of $4,345,000, offset by incremental operating costs to support continued growth in the business.

Earnings for the quarter were $3,904,000 or $0.06 per diluted common share as compared to 2007 third quarter earnings of $3,042,000 or $0.05 per diluted common share.

1Segment Operating Income is defined as "Earnings Before the Following" excluding the impact of "Other expense, net".

2Adjusted earnings is not a GAAP measure. SunOpta believes adjusted earnings (adjusted for the impact of the professional fees and severance costs incurred in relation to the investigation and related activities and the loss incurred by the SunOpta Fruit Group Berry Operations in the first and second quarters) provides useful information to understand the underlying performance of the business and as a result these items have been adjusted.

Third quarter 2008 results include professional and related fees and severance costs of $1,827,000 related to the Company’s investigation into the write-down in the SunOpta Fruit Group Berry Operations and resulting delay in filing Annual Report 10-K for the year ended December 31, 2007, offset by the reversal of a previously recorded severance accrual reversal of $1,812,000 related to the Company’s Chief Executive Officer and Chief Financial Officer, as detailed in a separate press release issued earlier today.

Without these professional fees and the severance accrual reversal as well as a number of non-recurring start-up, operational and legal costs, adjusted earnings2 for the quarter would have been $5,237,000, representing an increase in earnings of approximately 72% versus Q3 2007.

For the nine months ended September 30, 2008, the Company has realized revenues of $810,136,000 versus $592,656,000 in the first nine months of 2007, an increase of 36.7%. Consolidated internal growth the first nine months was 20.7%. Earnings for the nine month period in 2008 were $6,109,000 or $0.09 per diluted common share versus $7,501,000 or $0.12 per diluted common share in 2007. These results include professional and related fees and severance costs of $7,631,000 related to the Company’s investigation and related activities into the write-down in the SunOpta Fruit Group Berry Operations and resulting delay in filing Annual Report 10-K for the year ended December 31, 2007. Without these professional fees as well as a number of non-recurring start-up, operational and legal costs, adjusted earnings2 for the first nine months of 2008 would have been $13,491,000, representing an increase in earnings of approximately 80% versus the same period in 2007.

For the third quarter the SunOpta Food Group reported segment operating income of $5,598,000 versus $5,105,000 in Q3 2007, an increase of 9.7%; these results include the impact of $391,000 in increased corporate cost allocations. The improved segment operating income was driven by the SunOpta Berry Operations and SunOpta International Sourcing and Trading Groups, which realized increases of 62.4% and 209.8% respectively in segment operating income due to strong sales, improving operating margins, and the impact of the Tradin Organics acquisition. The improvement in the Berry Operations segment continues a trend that was noted in the second quarter of 2008, reflecting improved results as inventories that were written down in 2007 to net realizable value are sold through and improved pricing and reduced storage costs are realized in hand with the benefits of the new management team and improved internal processes. Offsetting these increases in operating income were lower income in the SunOpta Grains and Foods Group due to lower market prices versus the same quarter in 2007, increased input costs and certain nonrecurring start-up costs of approximately $315,000, lower income in the SunOpta Ingredients Group due to increased input costs and the impact of the flooding in the mid-west that occurred in June 2008 and had an impact of approximately $525,000, and slightly lower operating income in the SunOpta Distribution Group due to the impact of the lower Canadian dollar and increased freight and logistics costs in the third quarter of 2008 relative to the third quarter of 2007.

1Segment Operating Income is defined as "Earnings Before the Following" excluding the impact of "Other expense, net".

2Adjusted earnings is not a GAAP measure. SunOpta believes adjusted earnings (adjusted for the impact of the professional fees and severance costs incurred in relation to the investigation and related activities and the loss incurred by the SunOpta Fruit Group Berry Operations in the first and second quarters) provides useful information to understand the underlying performance of the business and as a result these items have been adjusted.

Opta Minerals realized segment operating income in the third quarter of 2008 of $2,536,000 as compared to $2,236,000 in Q3 2007, an increase of 13.4%, driven by strong sales of abrasive products in the U.S. combined with increased sales of magnesium desulphurization products and the 2007 acquisition of Newco, the Company’s industrial minerals operation located in Slovakia, as well as the July 9, 2008 acquisition of MCP Mg-Serbian SAS ("MCP") of France. MCP sells ground magnesium products to a variety of industries in Europe and further expands the Company’s European operating platform.

Segment operating results in the SunOpta BioProcess Group for the third quarter recorded a loss of ($1,541,000) versus a loss of ($812,000) in 2007, reflecting the negative impact of approximately $820,000 due to higher project costs related to the commissioning of equipment that is nearing completion and increased legal fees related to the ongoing Abener lawsuit, plus continued investment and development spending as the group works on a number of projects that are expected to utilize its technology in the production of cellulosic ethanol. There continues to be a strong interest in the SunOpta BioProcess Group's technology and equipment for the pretreatment of biomass for the production of cellulosic ethanol.

At September 30, 2008, the Company’s balance sheet reflects a current working capital ratio of 1.74 to 1.00, long term debt to equity ratio of 0.45 to 1.00 and total debt to equity ratio of 0.80 to 1.00. During the third quarter of 2008 cash provided by operations was $23,704,000 versus usage of ($11,489,000) in 2007, indicative of the Company’s efforts to maximize cash generation. The Company has total assets of $634,762,000 and a net book value of $3.97 per outstanding share. The Company has obtained amendments to certain covenants for the fiscal quarters ended June 30, 2008, September 30, 2008, December 31, 2008 and March 31, 2009 and is in compliance with these revised covenants at September 30, 2008.

Steve Bromley, President and Chief Executive Officer of SunOpta commented, "The results of the third quarter reflect both the continued growth in the Company’s operations plus the impact of the extensive turnaround efforts in the Berry Operations and the positive impact of the acquisition of Tradin Organics. Having said that, these are unprecedented economic times driven by slowing economies, tight credit conditions and volatile foreign exchange markets. We expect our core food operations to hold up well in these difficult market conditions, but feel our non-core operations, and specifically Opta Minerals, will be significantly impacted due to the nature of their businesses. In addition, we expect to be unfavourably impacted by the translation of foreign denominated operations into U.S. dollars for reporting purposes. Based on this we are revising our 2008 earnings guidance to a range of $0.19 to $0.23 per diluted common share. We will provide regular updates on business operations on an on going basis and intend to update our 2009 revenue and earnings guidance early in the new year".

About SunOpta Inc.

SunOpta Inc. is an operator of high-growth ethical businesses, focusing on integrated business models in the natural and organic food and natural health markets. The Company has three business units: the SunOpta Food Group, which specializes in sourcing, processing and distribution of natural and organic food products integrated from seed through packaged products; Opta Minerals Inc. (TSX:OPM) (66.6% owned by SunOpta), a producer, distributor, and recycler of environmentally friendly industrial materials; and SunOpta BioProcess Inc. which engineers and markets proprietary steam explosion technology systems for the bio-fuel, pulp and food processing industries. Each of these business units has proprietary products and services that give it a solid competitive advantage in its sector.

Forward Looking Statements

Certain statements included in this press release may constitute "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to the timing for filing the Company’s periodic report and release of financial results. Whether actual timing will agree with expectations and predications of the Company is subject to many risks and uncertainties including, but not limited to, completion of the Company’s internal and the external accounting procedures, which is partially beyond the control of the Company. Consequently all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized.

For further information, please contact:

SunOpta Inc.

Jeremy N. Kendall, Chairman
Steve Bromley, President & CEO
John Dietrich, Vice President & CFO
Tony Tavares, Chief Operating Officer
Susan Wiekenkamp, Information Officer
Tel: 905-455-2528, ext 103
susan.wiekenkamp@sunopta.com
Website: www.sunopta.com

SunOpta Inc.
Consolidated Statements of Earnings
For the three month periods ended September 30, 2008 and 2007
(Expressed in thousands of U.S. dollars, except per share amounts)
(Unaudited)

	September 30,	September 30,	%
	2008	2007	change
	$	$

Revenues	287,747	203,778	41.2%

Cost of goods sold	246,439	169,867	45.1%

Gross profit	41,308	33,911	21.8%

Warehousing and distribution expenses	5,288	5,198	1.7%
Selling, general and administrative expenses	29,445	22,301	32.0%
Intangible asset amortization	1,486	1,017	46.1%
Other expense, net	-	373	(100.0%)
Foreign exchange gain	(4,345)	(367)	1,083.9%

Earnings before the following	9,434	5,389	75.1%

Dilution gain	-	693	(100.0%)
Interest expense, net	(3,983)	(2,350)	69.5%

Earnings before income taxes	5,451	3,732	46.1%

Provision for income taxes	1,043	250	317.2%

Earnings before minority interest	4,408	3,482	26.6%

Minority interest	504	440	14.5%

Earnings for the period	3,904	3,042	28.3%

Earnings per share for the period

Basic	0.06	0.05

Diluted	0.06	0.05

SunOpta Inc.
Consolidated Statements of Earnings
For the nine month periods ended September 30, 2008 and 2007
(Expressed in thousands of U.S. dollars, except per share amounts)
(Unaudited)

	September 30,	September 30,	%
	2008	2007	change
	$	$

Revenues	810,136	592,656	36.7%

Cost of goods sold	682,759	493,474	38.4%

Gross profit	127,377	99,182	28.4%

Warehousing and distribution expenses	16,182	15,105	7.1%
Selling, general and administrative expenses	91,956	65,488	40.4%
Intangible asset amortization	4,252	3,012	41.2%
Other expense, net	-	779	(100.0%)
Foreign exchange gain	(5,336)	(816)	553.9%

Earnings before the following	20,323	15,614	30.2%

Dilution gain	-	693	(100.0%)
Interest expense, net	(10,484)	(6,079)	72.5%

Earnings before income taxes	9,839	10,228	(3.8%)

Provision for income taxes	2,165	1,763	22.8%

Earnings before minority interest	7,674	8,465	(9.3%)

Minority interest	1,565	964	62.3%

Earnings for the period	6,109	7,501	(18.6%)

Earnings per share for the period

Basic	0.10	0.12

Diluted	0.09	0.12

SunOpta Inc.
Consolidated Balance Sheets
As at September 30, 2008 and December 31, 2007
(Expressed in thousands of U.S. dollars)
(Unaudited)

	September 30,	December 31,
	2008	2007
	$	$
Assets

Current assets
Cash and cash equivalents	9,116	30,302
Short-term investments	20,000	-
Accounts receivable	122,249	87,729
Inventories	206,321	182,729
Prepaid expenses and other current assets	14,637	10,201
Current income taxes recoverable	258	1,491
Deferred income taxes	1,756	1,749
	374,337	314,201

Property, plant and equipment	113,721	116,389
Goodwill	65,759	55,503
Intangible assets	64,983	62,076
Deferred income taxes	14,340	14,110
Other assets	1,622	2,261
	634,762	564,540
Liabilities

Current liabilities
Bank indebtedness	90,042	58,806
Accounts payable and accrued liabilities	111,647	93,462
Customer and other deposits	1,166	1,300
Current portion of long-term debt	11,983	13,119
Current portion of long-term liabilities	552	1,304
	215,390	167,991

Long-term debt	102,177	85,595
Long-term liabilities	5,269	3,275
Deferred income taxes	13,447	11,430
	336,283	268,291

Minority interest	15,634	13,863

Preferred shares of a subsidiary company	27,699	27,409

Shareholders’ Equity

Capital stock
64,214,373 common shares (December 31, 2007 – 64,149,593)	177,364	176,547
Additional paid in capital	6,731	5,967
Retained earnings	57,954	51,845
Accumulated other comprehensive income	13,097	20,618
	255,146	254,977
	634,762	564,540

SunOpta Inc.
Consolidated Statements of Cash Flow
For the three month periods ended September 30, 2008 and 2007
(Expressed in thousands of U.S. dollars)
(Unaudited)

	September 30,	September 30,
	2008	2007
	$	$

Cash provided by (used in)

Operating activities
Earnings for the period	3,904	3,042
Items not affecting cash
Amortization	4,838	3,783
Unrealized loss on a foreign exchange	(1,655)	-
Dilution gain	-	(693)
Minority interest	504	440
Forward foreign currency contracts	(1,085)	-
Non-cash interest accretion	192	96
Stock-based compensation	273	305
Deferred income taxes	(100)	(4,980)
Other	489	651
Changes in non-cash working capital	16,344	(14,133)
	23,704	(11,489)

Investing activities
Acquisition of companies, net of cash acquired	(1,302)	(6,204)
Purchases of property, plant and equipment, net	(1,388)	(9,443)
Payment of deferred purchase consideration	(1,204)	(379)
Purchase of patents, trademarks and other intangible assets	(375)	(35)
Increase in other assets	-	(282)
	(4,269)	(16,343)
Financing activities
Borrowings under long-term debt	1,999	21,581
Repayment of long-term debt	(2,694)	(10,784)
(Decrease) increase in line of credit facilities	(19,716)	18,855
Proceeds from the issuance of common shares, net of issuance costs	557	1,400
Other	340	(45)
	(19,514)	31,007

Foreign exchange gain on cash held in a foreign currency	72	509

(Decrease) increase in cash and cash equivalents during the period	(7)	3,684

Cash and cash equivalents – beginning of the period	9,123	29,680

Cash and cash equivalents – end of the period	9,116	33,364

SunOpta Inc.
Consolidated Statements of Cash Flow
For the nine month periods ended September 30, 2008 and 2007
(Expressed in thousands of U.S. dollars)
(Unaudited)

	September 30,	September 30,
	2008	2007
	$	$

Cash provided by (used in)

Operating activities
Earnings for the period	6,109	7,501
Items not affecting cash
Amortization	14,351	10,710
Unrealized loss on a foreign exchange	(1,266)	-
Minority interest	1,565	964
Forward foreign currency contracts	(1,085)	-
Non-cash interest accretion	628	128
Stock-based compensation	764	1,034
Deferred income taxes	(25)	(6,275)
Other	558	434
Changes in non-cash working capital	(8,863)	(63,664)
	12,736	(49,861)

Investing activities
Acquisition of companies, net of cash acquired	(5,413)	(19,584)
Increase in short-term investments	(20,000)	-
Purchases of property, plant and equipment, net	(6,918)	(21,924)
Payment of deferred purchase consideration	(1,959)	(1,468)
Purchase of patents, trademarks and other intangible assets	(497)	(922)
Decrease (increase) in other assets	169	(1,613)
	(34,618)	(45,511)

Financing activities
Borrowings under long-term debt	15,074	23,081
Repayment of long-term debt	(12,947)	(18,288)
Proceeds from the issuance of preferred shares by a subsidiary	-	27,954
(Decrease) increase in line of credit facilities	(2,735)	40,589
Proceeds from the issuance of common shares, net of issuance costs	817	54,016
Other	440	(45)
	649	127,307

Foreign exchange gain on cash held in a foreign currency	47	475

(Decrease) increase in cash and cash equivalents during the period	(21,186)	32,410

Cash and cash equivalents – beginning of the period	30,302	954

Cash and cash equivalents – end of the period	9,116	33,364

SunOpta Inc.
Segmented Information
For the three month periods ended September 30, 2008 and 2007
(Expressed in thousands of U.S. dollars)
(Unaudited)
					Three months ended
					September 30, 2008
	SunOpta
	Food		SunOpta
	Group	Opta Minerals	BioProcess	Corporate	Consolidated
	$	$	$	$	$

Total revenues from external customers	257,833	29,440	474	-	287,747

Segment Operating Income[1]	5,598	2,536	(1,541)	2,841	9,434

The SunOpta Food Group has the following segmented reporting:
					Three months ended
					September 30, 2008
	SunOpta
	Grains	SunOpta	Berry		SunOpta	SunOpta
	and Foods	Ingredients	Operations	IST	Distribution	Food Group
	$	$	$	$	$	$

Total revenues from external customers	88,193	16,553	39,283	51,111	62,693	257,833

Segment Operating Income[1]	3,171	700	(1,068)	1,174	1,621	5,598

					Three months ended
					September 30, 2007
	SunOpta
	Food		SunOpta
	Group	Opta Minerals	BioProcess	Corporate	Consolidated
	$	$	$	$	$

Total revenues from external customers	182,514	20,485	779	-	203,778

Segment Operating Income[1]	5,105	2,236	(812)	(767)	5,762

The SunOpta Food Group has the following segmented reporting:
					Three months ended
					September 30, 2007
	SunOpta
	Grains	SunOpta	Berry		SunOpta	SunOpta
	and Foods	Ingredients	Operations	IST	Distribution	Food Group
	$	$	$	$	$	$

Total revenues from external customers	65,005	17,424	34,668	12,524	52,893	182,514

Segment Operating Income[1]	4,369	1,478	(2,843)	379	1,722	5,105

[1](Segment Operating Income is defined as "Earnings before the following" excluding the impact of "other expense, net")

SunOpta Inc.
Segmented Information
For the nine month periods ended September 30, 2008 and 2007
(Expressed in thousands of U.S. dollars)
(Unaudited)
					Nine months ended
					September 30, 2008
	SunOpta
	Food		SunOpta
	Group	Opta Minerals	BioProcess	Corporate	Consolidated
	$	$	$	$	$

Total revenues from external customers	733,001	76,058	1,077	-	810,136

Segment Operating Income[1]	20,877	7,891	(3,181)	(5,264)	20,323

The SunOpta Food Group has the following segmented reporting:
					Nine months ended
					September 30, 2008
	SunOpta
	Grains	SunOpta	Berry		SunOpta	SunOpta
	and Foods	Ingredients	Operations	IST	Distribution	Food Group
	$	$	$	$	$	$

Total revenues from external customers	247,235	50,327	117,912	116,411	201,116	733,001

Segment Operating Income[1]	14,265	2,304	(7,021)	3,038	8,291	20,877

					Nine months ended
					September 30, 2007
	SunOpta
	Food		SunOpta
	Group	Opta Minerals	BioProcess	Corporate	Consolidated
	$	$	$	$	$

Total revenues from external customers	535,501	55,342	1,813	-	592,656

Segment Operating Income[1]	16,205	5,744	(1,720)	(3,836)	16,393

The SunOpta Food Group has the following segmented reporting:
					Nine months ended
					September 30, 2007
	SunOpta
	Grains	SunOpta	Berry		SunOpta	SunOpta
	and Foods	Ingredients	Operations	IST	Distribution	Food Group
	$	$	$	$	$	$

Total revenues from external customers	183,187	51,611	101,648	40,347	158,708	535,501

Segment Operating Income[1]	12,359	3,666	(8,275)	1,975	6,480	16,205

[1](Segment Operating Income is defined as "Earnings before the following" excluding the impact of "other expense, net"

SunOpta Inc.
Supplemental Information
For the three and nine month periods ended September 30, 2008 and 2007
(Expressed in thousands of U.S. dollars)
(Unaudited)
	Three months ended	Three months ended
	September 30, 2008	September 30, 2007
	$	$

Earnings for the period	3,904	3,042
Professional fees, net of taxes of $534 (2007 - $nil)	1,161	-
Severance and other related costs, net of taxes of $51 (2007 - $nil)	81	-
Reversal of severance accrual, net of tax recovery of $571 (2007 - $nil)	(1,241)	-
Non-recurring start-up, operational and legal costs, net of taxes of $328 (2007 - $nil)	1,332	-
	5,237	3,042

	Nine months ended	Nine months ended
	September 30, 2008	September 30, 2007
	$	$

Earnings for the period	6,109	7,501
Professional fees, net of taxes of $2,321 (2007 - $nil)	5,046	-
Severance and other related costs, net of taxes of $83 (2007 - $nil)	181	-
Non-recurring start-up, operational and legal costs, net of taxes of $580 (2007 - $nil)	2,155	-
	13,491	7,501